UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 13, 2012

American Oriental Bioengineering, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

001-32569	84-0605867
(Commission File Number)	(IRS Employer Identification No.)

1 Liangshuihe First Ave, Beijing E-Town Economic and Technology Development Area, E-Town,

Beijing, 100176, People’s Republic of China

(Address of principal executive offices and zip code)

86-10-5982-2039

 (Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

At an audit committee meeting of the Board of Directors of the Registrant held on March 13, 2012, Ernst & Young Hua Ming, informed the audit committee of certain inconsistencies noted during the performance of their audit for the year ended December 31, 2011. As a result, management and the audit committee agreed that the audit committee would immediately commence an independent investigation into the matters identified. Considering the recent commencement of the investigation, the Company was unable to file its Annual Report on Form 10-K for the 2011 fiscal year (the “Form 10-K”), by its prescribed due date of March 15, 2012. Although the length of the investigation is uncertain at this time, the Company will endeavor to file the Form 10-K as soon as possible upon the completion of the investigation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ORIENTAL BIOENGINEERING, INC. By: /s/ Tony Liu Name: Tony Liu Title: Chairman and Chief Executive Officer

 Dated: March 16, 2012

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